                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   __________

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)       September 2, 2003
                                                --------------------------------


                    Pennsylvania Real Estate Investment Trust
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


Pennsylvania                          1-6300               23-6216339
--------------------------------------------------------------------------------
(State or Other Jurisdiction          (Commission          (IRS Employer
of Incorporation)                     File Number)         Identification No.)


The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania     19102
--------------------------------------------------------------------------
(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code:  (215) 875-0700
                                                   -----------------------



--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         Item 2.    Acquisition or Disposition of Assets.
                    -------------------------------------

         On September 2, 2003, Pennsylvania Real Estate Investment Trust (together with its affiliated entities, "PREIT") acquired the remaining limited partnership interest in WG Holdings, L.P., a holding company which controls W.G. Park L.P., the entity that in turn owns Willow Grove Park, a retail mall in Willow Grove, Pennsylvania. PREIT purchased the remaining interest in WG Holdings, L.P. from its joint venture partner Pennsylvania State Employee Retirement System ("PaSERS"). On the same day, PREIT acquired a general partnership interest in WG Holdings, L.P. from LMRES Real Estate Advisers, Inc., an affiliate of PaSERS, and thus obtained 100% of the ownership interest in WG Holdings, L.P. PREIT entered into the joint venture with PaSERS to acquire Willow Grove Park in February, 2000, and PREIT owned a 30% economic interest in WG Holdings, L.P. prior to the acquisition of PaSERS's interest. The purchase price of the remaining partnership interests in WG Holdings, L.P. was $45.5 million in cash, which was financed from a portion of the net proceeds of PREIT's recent equity offering. WG Holdings, L.P. has $109.7 million in debt at an interest rate of 8.39% maturing in 2006. As a result of PREIT's acquisition of the remaining interest in WG Holdings, L.P. this debt will be reflected on PREIT's balance sheet in future periods.

         PREIT had an option to acquire PaSERS's interest in the partnership that was to become exercisable for a thirty day period beginning November 7, 2003. Although the option exercise period had not yet commenced, PREIT acquired PaSERS's interest in WG Holdings, L.P. upon terms similar to those in the option. The purchase price was equal to a 12% internal rate of return on PaSERS's investment in WG Holdings, L.P. assuming a projected payment date in the fourth quarter of 2003, which was when the option would have been exercisable. If PREIT's option to acquire PaSERS's interest in WG Holdings, L.P. had lapsed, PaSERS would have been entitled to exercise an option to exchange its interest in WG Holdings, L.P. for PREIT's interest in Paxton Towne Centre, a shopping center located in Harrisburg, Pennsylvania, subject to certain cash adjustments based on the relative values of the exchanged assets.

         Willow Grove Park is a 1.2 million square foot regional mall and is located 12 miles north of Philadelphia in Willow Grove, Pennsylvania. The three-level mall is anchored by Bloomingdale's, Macy's, Sears and Strawbridge's and currently has 127 in-line tenants, including specialty stores such as Abercrombie & Fitch, Cache, Coach and Williams-Sonoma. Willow Grove Park has been operated as a retail mall and PREIT intends to continue to operate it as a retail mall.

         Copies of the principal agreements relating to the transaction described in this report are attached hereto and incorporated herein by reference. The description contained herein of these agreements does not purport to be complete and is qualified in its entirety by reference to the provisions of these agreements.

         This report contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect PREIT's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. PREIT's business is subject to uncertainties regarding the revenues, operating expenses, leasing activities, occupancy rates, and other competitive factors relating to PREIT's portfolio, and changes in local market conditions as well as general economic, financial and political conditions, including the possibility of outbreak or escalation of war or terrorist attacks, any of which may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements or industry information set forth in this report to reflect new information, future events or otherwise.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.
             -------------------------------------------------------------------

          (a)     Financial Statement of Business Acquired:

                  The following financial statements are attached hereto:

                  Statements of Revenue and Certain Expenses of Willow Grove Park for the year ended December 31, 2002 (audited) and for the six-month period ended June 30, 2003 (unaudited).

         Material factors considered in assessing the acquisition of Willow Grove Park included but were not limited to the opportunity to strengthen PREIT's retail presence in the metropolitan Philadelphia area, the opportunity for increased operational efficiencies, historical and prospective financial performance of the mall, local and regional demographics, competition, sources of revenues and expenses of the mall, the nature of the tenants and terms of leases in place, opportunities for alternative and new tenancies, historical and expected cash flows, occupancy rates, current operating costs of the mall and anticipated changes therein under PREIT's full ownership, the physical condition and location of the mall and the anticipated effect on PREIT's financial results. In addition, PREIT considered the desirability of acquiring PaSERS's interest in Willow Grove Park in order to end the preferred return PaSERS received on its investment and to ensure that there would be no risk that PaSERS would be able to exercise its option to exchange its interest in Willow Grove Park for PREIT's interest in Paxton Towne Centre.

         The historical financial statements are presented in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and have been audited only for the property's most recent fiscal year as the transaction relating to the acquired property is not with related parties and PREIT, after reasonable inquiry, is not aware of any material factors related to the property not otherwise disclosed that would cause the reported financial information not to be necessarily indicative of future operating results except as to interest expense related to certain debt assumed and as related to depreciation and amortization.

          (b)     Pro Forma Financial Information:

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                           PRO FORMA BALANCE SHEET AND
                              STATEMENTS OF INCOME

         The following pro forma financial information is presented in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission. Because the interests in the property will be directly or indirectly owned by entities that intend to be treated as REITs for Federal income tax purpose, a presentation of estimated taxable operating results is not applicable.

         This pro forma information should be read in conjunction with the historical financial statements and notes of PREIT included in its Current Report on Form 8-K filed on August 12, 2003 and its Quarterly Report on Form 10-Q for the six months ended June 30, 2003.

         The following unaudited pro forma information sets forth the pro forma balance sheet of PREIT as of June 30, 2003 and the pro forma statements of income for the year ended December 31, 2002 and the six months ended June 30, 2003 to give effect to the acquisition of the remaining joint venture interest in Willow Grove Park described in Item 2.

         The following unaudited pro forma balance sheet presents information as if the acquisition had taken place on June 30, 2003. The following unaudited pro forma statements of income for the year ended December 31, 2002 and for the six months ended June 30, 2003 present combined financial information as if the acquisition had taken place on January 1, 2002.

         The pro forma combining financial information is unaudited and prepared for informational purposes only and is not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated as of the dates noted in the prior paragraph.

                    Pennsylvania Real Estate Investment Trust
                        Pro Forma Combining Balance Sheet
                               As of June 30, 2003

                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                                                                            Company
                                                                   Company             Pro Forma           Pro Forma
                                                                  Historical        Adjustments (A)       As Adjusted
                                                                --------------      ---------------     ---------------
Assets
Investments in real estate, at cost:
Retail properties                                               $      953,825      $       167,426     $     1,121,251
Industrial properties                                                    2,504                    -               2,504
Construction in Progress                                                11,601                    -              11,601
                                                                --------------      ---------------     ---------------
Total investments in real estate                                       967,930              167,426           1,135,356
Less:  Accumulated  depreciation                                        48,988                4,217              53,205
                                                                --------------      ---------------     ---------------
                                                                       918,942              163,209           1,082,151

Investments in and advances to partnerships
 and joint ventures, at equity                                          29,695              (14,727)             14,968
                                                                --------------      ---------------     ---------------
                                                                       948,637              148,482           1,097,119
Other assets:
Assets held for sale                                                    50,360                    -              50,360
Cash and cash equivalents                                                8,712              (42,097)            (33,385)
Rents and sundry receivables (net of allowance
 for doubtful accounts of $1,591)                                       13,900                  570              14,470
Intangible Assets, net                                                  45,494                8,512              54,006
Deferred costs, prepaid real estate taxes and expenses, net             38,910                1,346              40,256
                                                                --------------      ---------------     ---------------
                                                                $    1,106,013      $       116,813     $     1,222,826
                                                                ==============      ===============     ===============



Liabilities and Shareholders' Equity
Mortgage notes payable                                          $      509,588      $       114,876     $       624,464
Bank loans payable                                                     138,150                    -             138,150
Liabilities related to assets held for sale                             35,008                    -              35,008
Tenants' deposits and deferred rents                                     4,760                1,167               5,927
Accrued expenses and other liabilities                                  32,020                  770              32,790
                                                                --------------      ---------------     ---------------
                                                                       719,526              116,813             836,339
                                                                --------------      ---------------     ---------------
Minority interest                                                       61,828                    -              61,828
                                                                --------------      ---------------     ---------------

Shareholders' equity:
  Shares of beneficial interest, $1 par; authorized 100,000;
      issued and outstanding 16,837 shares                              16,837                    -              16,837
Capital contributed in excess of par                                   220,081                    -             220,081
Deferred compensation                                                   (3,121)                   -              (3,121)
Accumulated other comprehensive loss                                    (3,239)                   -              (3,239)
Distributions in excess of net income                                   94,101                    -              94,101
                                                                --------------      ---------------     ---------------
Total shareholders' equity                                             324,659                    -             324,659
                                                                --------------      ---------------     ---------------
                                                                $    1,106,013      $       116,813     $     1,222,826
                                                                --------------      ---------------     ---------------


             The accompanying notes are an integral part of the pro
                     forma combining financial statements.

                    Pennsylvania Real Estate Investment Trust
                    Pro Forma Combining Statements of Income
                  For the Twelve Months Ended December 31, 2002

                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                                                                                           Company
                                                                     Company          Historical       Proforma          Pro Forma
                                                                    Historical     Willow Grove (C)   Adjustments       As Adjusted
                                                                  --------------   ----------------   -----------       -----------
Revenues
Real estate revenue
  Base rent                                                       $       46,022   $         12,281   $        78  (D)  $    58,381
  Expense reimbursements                                                  12,959              9,585             -            22,544
  Percentage rent                                                          1,948                100             -             2,048
  Lease termination revenue                                                  754                  -             -               754
  Other real estate revenue                                                1,658              2,386             -             4,044
                                                                  --------------   ----------------   -----------       -----------
Total real estate revenue                                                 63,341             24,352            78            87,771
Management company revenue                                                11,003                  -          (873) (E)       10,130
Interest and other income                                                    711                  -             -               711
                                                                  --------------   ----------------   -----------       -----------
Total revenues                                                            75,055             24,352          (795)           98,612
                                                                  --------------   ----------------   -----------       -----------

Expenses
Property operating expenses                                              (16,265)            (8,517)            -           (24,782)
Depreciation and amortization                                            (12,969)                 -        (5,740) (F)      (18,709)
General and administrative expenses:
  Corporate payroll and benefits                                         (14,138)                 -             -           (14,138)
  Other general and administrative expenses                              (10,609)                 -             -           (10,609)
                                                                  --------------   ----------------   -----------       -----------
Total general and administrative expenses                                (24,747)                 -             -           (24,747)
                                                                  --------------   ----------------   -----------       -----------
                                                                         (53,981)            (8,517)       (5,740)          (68,238)

Interest expense                                                         (15,378)            (9,189)        2,157  (G)      (22,410)
Equity in income of partnerships and joint ventures                        7,449                  -          (108) (H)        7,341
                                                                  --------------   ----------------   -----------       -----------
Income before minority interest and discontinued operations               13,145              6,646        (4,486)           15,305
Minority interest in operating partnership                                (1,307)                 -          (215) (I)       (1,522)
                                                                  --------------   ----------------   -----------       -----------
Income from continuing operations                                 $       11,838   $          6,646   $    (4,701)      $    13,783
                                                                  --------------                                        -----------
Basic income from continuing operations per share                 $         0.73                                        $      0.85
                                                                  --------------                                        -----------
Diluted income from continuing operations per share               $         0.72                                        $      0.84
                                                                  --------------                                        -----------

Weighted average number of shares outstanding:
  Basic                                                                   16,162                                             16,162
                                                                  --------------                                        -----------
  Diluted                                                                 16,388                                             16,388
                                                                  --------------                                        -----------


             The accompanying notes are an integral part of the pro
                     forma combining financial statements.

                    Pennsylvania Real Estate Investment Trust
                    Pro Forma Combining Statements of Income
                     For The Six Months ended June 30, 2003

                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                                                                                 Company
                                                        Company         Historical          Proforma            Pro Forma
                                                       Historical    Willow Grove (C)      Adjustments         As Adjusted
                                                       ----------    ----------------      -----------         -----------
Revenues
Real estate revenue
  Base rent                                            $   33,493    $          6,145      $       (21)   (D)  $    39,617
  Expense reimbursements                                   12,835               4,790                -              17,625
  Percentage rent                                             478                  25                -                 503
  Lease termination revenue                                   259                   -                -                 259
  Other real estate revenue                                 1,121                 907                -               2,028
                                                       ----------    ----------------      -----------         -----------
Total real estate revenue                                  48,186              11,867              (21)             60,032
Management company revenue                                  5,973                   -             (401)   (E)        5,572
Interest and other income                                     335                   -                -                 335
                                                       ----------    ----------------      -----------         -----------
Total revenues                                             54,494              11,867             (422)             65,939
                                                       ----------    ----------------      -----------         -----------

Expenses
Property operating expenses                               (15,431)             (3,956)               -             (19,387)
Depreciation and amortization                             (10,507)                  -           (2,851)   (F)      (13,358)
General and administrative expenses:
  Corporate payroll and benefits                           (7,584)                  -                -              (7,584)
  Other general and administrative expenses                (6,259)                  -                -              (6,259)
                                                       ----------    ----------------      -----------         -----------
Total general and administrative expenses                 (13,843)                  -                -             (13,843)
                                                       ----------    ----------------      -----------         -----------
                                                          (39,781)             (3,956)          (2,851)            (46,588)

Interest expense                                          (13,143)             (4,731)           1,030    (G)      (16,844)
Equity in income of partnerships and joint ventures         3,800                   -                -               3,800
Gains on sales of interests in real estate                  5,513                   -                -               5,513
                                                       ----------    ----------------      -----------         -----------
Income before minority interest and discontinued
 operations                                                10,883               3,180           (2,243)             11,820
Minority interest in operating partnership                 (1,110)                  -              (95)   (I)       (1,205)
                                                       ----------    ----------------      -----------         -----------
Income from continuing operations                      $    9,773    $          3,180      $    (2,338)        $    10,615
                                                       ----------    ----------------      -----------         -----------
Basic income from continuing operations per share      $     0.59                                              $      0.64
                                                       ----------                                              -----------
Diluted income from continuing operations per share    $     0.58                                              $      0.63
                                                       ----------                                              -----------

Weighted average number of shares outstanding:
  Basic                                                    16,545                                                   16,545
                                                       ----------                                              -----------
  Diluted                                                  16,818                                                   16,818
                                                       ----------                                              -----------


             The accompanying notes are an integral part of the pro
                     forma combining financial statements.

                    Pennsylvania Real Estate Investment Trust
                      Notes to Management's Assumptions to
               Unaudited Pro Forma Combining Financial Information


1.  Basis of Presentation

Pennsylvania Real Estate Investment Trust, (collectively with its subsidiaries, the "Company") is a fully integrated, self-administered and self-managed real estate investment trust, founded in 1960, that acquires, develops, redevelops and operates retail properties. The Company's interest in its properties is held through PREIT Associates, L.P.

2. Adjustments to Pro Forma Combining Balance Sheet and Pro Forma Combining Statements of Income

A. Reflects pro forma adjustments to consolidate PREIT's historical 30% economic interest in Willow Grove Park along with its newly acquired 70% economic interest. Prior to the acquisition on September 2, 2003, PREIT accounted for Willow Grove Park under the equity method of accounting. PaSERS owned the remaining 70% economic interest in Willow Grove Park. After the acquisition, PREIT owns a 100% interest in Willow Grove Park, and it will be consolidated for financial reporting purposes. PREIT will retain its historical carryover basis in 30% of the assets and liabilities of Willow Grove Park. PREIT's basis in 70% of the assets and liabilities of Willow Grove Park that PREIT acquired from PaSERS was stepped-up to fair value. The effect of consolidating PREIT's historical share of its investment in Willow Grove Park and the interest it acquired from PaSERS is as follows:

                                                                               Pro Forma
                                          Historical 30%   Remaining 70%(B)    Adjustment
                                          --------------   ----------------    ----------
Land                                               8,272            23,298         31,570
Building                                          42,667            93,189        135,856
                                          --------------     -------------     ----------
Investment in real estate                         50,939           116,487        167,426

Accumulated depreciation                          (4,217)                -         (4,217)

Equity in joint ventures and partnerships        (14,727)                         (14,727)


Cash                                                 735           (42,832)       (42,097)
Accounts receivable                                  171               399            570


Lease origination value                                              1,961          1,961
Acquired above market leases                                           227            227
In place leases                                                      6,324          6,324
                                          --------------     -------------     ----------
Intangible assets                                      -             8,512          8,512

Deferred costs, prepaid real estate and
expenses, net                                        576               770          1,346
                                          --------------     -------------     ----------
Total assets                                      33,477            83,336        116,813
                                          ==============     =============     ==========

Mortgages assumed                                 32,917            76,807        109,724
Debt premium                                                         5,152          5,152
                                          --------------     -------------     ----------
                                                  32,917            81,959        114,876

Tenants deposits and deferred rents                  350               817          1,167

Accrued expenses and other liabilities               210               560            770
                                          --------------     -------------     ----------
Total liabilities                                 33,477            83,336        116,813
                                          --------------     -------------     ----------

                    Pennsylvania Real Estate Investment Trust
                      Notes to Management's Assumptions to
               Unaudited Pro Forma Combining Financial Information


B. The Company has allocated the purchase price to the estimated fair value of net assets acquired and liabilities assumed as follows:

  Investments in land                                                               $23,298
  Investments in building                                                            93,189
  Lease origination value                                                             1,961
  Acquired above market leases                                                          227
  In place leases                                                                     6,324
  Cash                                                                                2,668
  Accounts receivable                                                                   399
  Deferred costs, prepaid real estate and expenses, net                                 770
                                                                              ---------------
  Total assets                                                                      128,836

  Debt premium                                                                      (5,152)
  Tenant deposits and deferred rents                                                  (817)
  Accrued expenses and other liabilities                                              (560)
                                                                              ---------------
  Total purchase price                                                             $122,307
                                                                              ===============

  Cash paid                                                                          45,500
  Mortgage debt assumed                                                              76,807
                                                                              ---------------
  Total acquisition consideration                                                  $122,307
                                                                              ===============


C. To record the revenue and certain expenses associated with the operations of the Willow Grove Park.


D. To adjust straight-line rent and record amortization of market value of acquired leases over the remaining terms of the leases.

                                                Year Ended                 Six Months Ended
  (in thousands)                             December 31, 2002               June 30, 2003
                                           ---------------------         --------------------

  Straight-line rent                                      $136                         $ (1)
  Amortization of market value of
  acquired leases                                          (58)                         (20)
                                           ---------------------         --------------------
                                                          $ 78                        $ (21)

E. To record the reduction in management fee income because PREIT-Rubin, Inc. will no longer receive a management fee for the management of Willow Grove Park.

F. To record depreciation expense and amortization of acquired lease costs based on the historical expense for the 30% of the property formerly accounted for under the equity method of accounting and to record depreciation and amortization expense of acquired lease costs based on a real estate depreciable base of $93.2 million and an estimated useful life of 30 years for the remaining 70% acquired.

                                                Year Ended                 Six Months Ended
                   (in thousands)            December 31, 2002               June 30, 2003
                                           ---------------------         --------------------

  Historical depreciation and
    amortization expense                                $1,604                         $798

  Pro Forma depreciation                                 3,106                        1,553
  Pro Forma amortization                                 1,030                          500
                                           ---------------------         --------------------
                                                        $5,740                        $2,851
                                           =====================         ====================


G. To record a reduction of interest expense based on the amortization of debt premium associated with the mortgage debt assumed. The debt premium of $5,152,000 is being amortized over a 30 month period.

H. To eliminate the equity in income of partnerships and joint ventures related to Willow Grove Park.

I. To record the additional minority interest associated with the 70% increase in the interest of Willow Grove Park.

(c) Exhibits:

             2.1 Assignment of Limited Partnership Interests as of September 2, 2003 by Commonwealth of Pennsylvania State Employees' Retirement System to PREIT Associates, L.P.

             2.2 Assignment of General Partnership Interests as of September 2, 2003 by LMRES Real Estate Advisers, Inc. to PRWGP General, LLC.

             23         Consent of KPMG LLP.

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PENNSYLVANIA REAL ESTATE INVESTMENT TRUST



Date:    September 17, 2003         By:  Jonathan B. Weller
                                        --------------------------------------
                                         Jonathan B. Weller
                                         President and Chief Operating Officer

                                  Exhibit Index
                                  -------------

            Number      Description

             2.1 Assignment of Limited Partnership Interests as of September 2, 2003 by Commonwealth of Pennsylvania State Employees' Retirement System to PREIT Associates, L.P.

             2.2 Assignment of General Partnership Interests as of September 2, 2003 by LMRES Real Estate Advisers, Inc. to PRWGP General, LLC.

             23         Consent of KPMG LLP.

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                 Audited Financial Statements for WG Park, L.P.



                                                                            Page
                                                                            ----



Independent Auditors' Report                                                 F-2

Statements of Revenue and Certain Expenses of WG Park, L.P.
   for the Year Ended December 31, 2002 (audited) and for the Six-Month
   Period Ended June 30, 2003 (unaudited)                                    F-3

Notes to Statements of Revenue and Certain Expenses of WG Park, L.P.         F-4

                          Independent Auditors' Report


The Board of Trustees of
Pennsylvania Real Estate Investment Trust:



         We have audited the accompanying statement of revenue and certain expenses of WG Park, L.P. (a Pennsylvania limited partnership) for the year ended December 31, 2002. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenue and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenue and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

         As described in note 2, the accompanying statement of revenue and certain expenses for the year ended December 31, 2002 excludes certain expenses that would not be comparable with those resulting from the proposed future operations of WG Park, L.P. The accompanying statement of revenue and certain expenses for the year ended December 31, 2002 was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the WG Park, L.P. revenue and expenses.

         In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses (described in note 2) of WG Park, L.P. for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG
September 12, 2003

                                  WG Park, L.P.

                   Statements of Revenue and Certain Expenses

                        Year ended December 31, 2002 and
                Six-Month Period Ended June 30, 2003 (unaudited)



                                                 Year ended         Six-month
                                                December 31,      period ended
                                                    2002          June 30, 2003
                                                ------------      -------------
                                                                   (unaudited)

                                                         (In thousands)
Revenue:
  Base rent                                     $     12,281      $       6,145
  Expense reimbursements                               9,585              4,790
  Percentage rent                                        100                 25
  Other real estate revenue                            2,386                907
                                                ------------      -------------
                    Total revenue                     24,352             11,867
                                                ------------      -------------
Property operating expenses:
  Payroll and benefits                                 1,498                683
  Real estate and other taxes                          1,774                851
  Utilities                                            2,231              1,046
  Other operating expenses                             3,014              1,376
                                                ------------      -------------
                    Total property operating
                     expenses                          8,517              3,956
                                                ------------      -------------
                                                      15,835              7,911
Interest expense                                       9,189              4,731
                                                ------------      -------------
Excess of revenue over certain expenses         $      6,646      $       3,180
                                                ============      =============

See accompanying notes to financial statements.

                                  WG Park, L.P.

                                    Notes to

                   Statements of Revenue and Certain Expenses

                        Year ended December 31, 2002 and
                Six-Month Period Ended June 30, 2003 (unaudited)


(1)    Background

       In September 2003, Pennsylvania Real Estate Investment Trust (PREIT) acquired the remaining limited partnership interest that represented a 70% economic interest in WG Holdings, L.P. which controls WG Park, L.P., a Pennsylvania limited partnership (the Partnership), from its joint venture partner Pennsylvania State Employee Retirement System (PaSERS). PREIT also acquired a general partnership interest in the Partnership from LMRES Real Estate Advisers, Inc., an affiliate of PaSERS. Prior to this acquisition, PREIT owned a 30% economic interest in WG Holdings, L.P. The Partnership commenced operations on February 28, 2000, for the purpose of acquiring, holding, and operating Willow Grove Park (the
       Mall), a regional shopping mall, located in Willow Grove, Pennsylvania.

(2)    Summary of Significant Accounting Policies

       (a)    Basis of Presentation

              The accompanying statements of revenue and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, the financial results are not representative of the actual operations for the periods presented as certain expenses, which may not be comparable to the expenses expected to be incurred by PREIT in the proposed future operations of the Partnership have been excluded such as management fees and depreciation and amortization expenses.

              The statement of revenue and certain expenses for the six-month period ended June 30, 2003 is unaudited; however, in the opinion of management of the Partnership, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of the statement of revenue and certain expenses for the interim period have been included. The results of the interim period are not necessarily indicative of the results for the full year.

       (b)    Minimum Rents

              The straight-line basis is used to recognize minimum rent revenue under leases, which provide for varying rents over their terms.

       (c)    Percentage Rents

              Percentage rents are considered earned when a tenant's sales volume exceeds the minimum annual sales volume required for percentage rent to be paid under the terms of the lease agreement.

       (d)    Use of Estimates

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the revenue and expenses recognized during the reporting period. Actual results could differ from those estimates.

(3)    Tenant Leases

       Space in the Partnership is leased to tenants under operating leases with expiration dates extending to the year 2052. In addition to minimum rents, many of the leases provide for percentage rents when the tenants' sales volumes exceed stated amounts as well as other rents, which reimburse the Partnership for certain operating expenses.

       The total minimum rents to be received from tenants under noncancelable operating leases in effect at December 31, 2002 are as follows (in thousands):

                  2003                                     $         11,636
                  2004                                               11,385
                  2005                                                9,664
                  2006                                                8,606
                  2007                                                7,677
                  Subsequent to 2007                                 29,376
                                                           ------------------
                  Total                                    $         78,344
                                                           ==================


       No tenants have minimum rental payments greater than 10% of total minimum rent in 2002.

(4)      Mortgage Notes Payable

         In February 2000, the Partnership obtained two mortgage notes payable in the amount of $55 million each from the Equitable Life Assurance Society of the United States and Connecticut General Life Insurance Company. An initial advance of $50 million per each mortgage note payable (collectively, the Notes) was received upon the signing of the Notes. The initial advance of $100 million bears interest at an annual fixed rate of 8.39% and has a term of six years, with the final installment due March 1, 2006. Interest-only payments on each of the Notes were payable monthly through March 2003. In April 2003 monthly principal and interest payments on each of the Notes are due through the maturity date upon which a balloon payment of approximately
         $48 million on each of the Notes is due.

         Additional advances in the amount of $5 million on each of the Notes were received in accordance with the terms set forth in the loan and escrow agreement. These additional advances bear interest equal to the higher of 8.39% or the sum of the U.S. Treasury Yield plus a market spread as defined in each mortgage note agreement (8.39% at December 31, 2002). Interest-only payments for the additional advances on each of the Notes were payable monthly through March 2003. Monthly principal and interest payments beginning in April 2003 on the additional advances are payable in equal installments through the maturity date of each of the Notes. The proceeds from the financing were used to acquire the Mall and fund completion of additional mall renovations and other tenant improvements. During 2002, the Partnership received the final advance of $5 million on the Notes.

         The Partnership has the right to prepay in whole (but not in part) the principle sum of the Notes with 30 days prior written notice. A prepayment penalty will be charged to the borrower in accordance with each note agreement if the notes are prepaid anytime prior to 90 days of the maturity date.

(5)    Transactions with Affiliates

       The Partnership pays leasing commission fees to PREIT-RUBIN, Inc., an affiliate of the Partnership for leasing services provided to the Mall. Total leasing commission fees paid to affiliates for the periods ending December 31, 2002 and June 30, 2003 were approximately $317,000 and $7,000, respectively.

       An affiliate of the Partnership has entered into a development agreement with the Partnership to supervise construction of certain improvements at the Mall. For the periods ending December 31 2002 and June 30, 2003, $2,000 and $0, respectively of development fees were paid to this affiliate.

       Portfolio Marketing Group (Portfolio), an affiliate of PREIT-RUBIN, Inc., provides marketing services for the tenants of the Mall. Total fees paid to Portfolio were approximately $443,000 and $56,000 for the periods ending December 31, 2002 and June 30, 2003, respectively.